April 30, 2014 Confidential Discussion Materials Prepared for the Pioneer Special Committee Regarding Project Pioneer STRICTLY CONFIDENTIAL Exhibit (c)(6)

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Notice to Recipient
Confidential

1.  Introduction 1
2.  Review of Preliminary Indication Received 6
3.  Preliminary Valuation Considerations 9
4.  Next Steps 18
Appendix 19
A.  Valuation Supporting Details 19
B.  Potential Strategic Buyer Affordability Analysis 27
Table of Contents
Confidential Discussion Materials Prepared for the
Pioneer Special Committee

Introduction

Introduction
Since the March 27 Special Committee meeting, several notable Pioneer developments have occurred:
Pioneer share price has declined 10.6% from $11.16 on our March 27 meeting
(1)
to $9.98, compared to flat performance for the S&P 500
Pioneer closed the quarter ending March 31 on April 24 , with mixed performance versus street expectations:
–
Q3 2014 EBITDA of $17.1mm, (4.6%) below street estimates of $17.9mm
–
EBITDA delta driven primarily by lower PELLC unit distribution jobs and continued weakness at Klondyke and Pine Valley, partially offset by stronger than expected storm results
Management updated the management forecasts on April 9, 2014 following a detailed performance discussion with divisional leadership given continued weakness in Q3 and better visibility into Q4
–
2014 includes flow-through impact of changes in Duke and PPL contracts, delays in material procurement and wet weather impact on overhead distribution
–
2015E-2018E growth profile unchanged, yet starting off a lower 2014E base
–
Moderated escalation of G&A cost from 5% to 3% given historical trends
With respect to Project Pioneer, several notable steps have been undertaken:
Pioneer management conducted executive presentations with Court Square and Party A on April 14 in New York and with Party B on April 17 telephonically
Pioneer facilitated a due diligence session for Court Square on April 28 in Mt. Airy with focus on fleet/asset base, operations (including HR), and miscellaneous balance sheet items
Management provided supplemental diligence materials, including an update on Q3 actual performance, to Court Square, Party A and Party B and addressed their respective diligence questions and requests to facilitate submission of a preliminary non-binding indication of interest
On April 29, Court Square submitted a non-binding indications of interest for $12.75 per share in cash
Party B and Party A decided not to submit an indication of interest
Potential next steps for the Special Committee:
Consider the Court Square preliminary indication of interest and other market feedback received
Weigh that preliminary indication versus the perceived risks and opportunities inherent in the standalone plan
____________________
(1) Based on stock price as of March 24, 2014 and April 25, 2014 respectively.
th
th
th
th
st
th

Recap of Key Events to Date
Introduction
Date Commentary
February 19, 2014 Pioneer receives an unsolicited indication of interest from Court Square for $12.50 - $13.00 per share in cash
March 8, 2014 The Special Committee appoints Bank of America Merrill Lynch as financial advisor
March 22, 2014 Bank of America Merrill Lynch presentation to the Special Committee
March 27, 2014 Bank of America Merrill Lynch presentation to the Special Committee on preliminary valuation considerations and  strategic buyer affordability
Special Committee reviews management forecasts
March 28, 2014
Special Committee reviews supplemental financial information on management forecasts
April 4, 2014 The Special Committee convenes and authorizes Bank of America Merrill Lynch to contact a limited number of potential interested parties from the prior sales process including Party A and Party B
April 9, 2014 Management provides Bank of America Merrill Lynch revised Management Forecasts based on year-to-
date performance
April 14, 17, 2014 Management conducts executive presentations for Court Square, Party A and Party B (by phone)
April 18, 2014 Bank of America Merrill Lynch discussion  with  the Special  Committee
Special Committee considers whether to contact Party C to gauge their interest in participating in process
April 14 – April 28, 2014 Potential buyers conduct limited due diligence
April 29, 2014 Bid deadline for preliminary non-binding indications of interest. Court Square submits non-binding indication of interest for $12.75 per share in cash
April 30, 2014 Special Committee meeting to evaluate Court Square proposal and review updated valuation
Considerations with Bank of America Merrill Lynch
Pioneer Management facilitates a half-day due diligence session with Court Square in Mt. Airy, NC
Special Committee reviews management forecasts
Bank of America Merrill Lynch discussion with the Special Committee

Jan-2014 Feb-2014 Mar-2014 Apr-2014
$9.00
$9.50
$10.00
$10.50
$11.00
$11.50
$12.00
0
250
500
750
1,000
1,250
Introduction
Public Market Perspectives

____________________
Source: FactSet as of April 25, 2014 and Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions, except per share amounts. Financial metrics calendarized to December 31.
(1) Shares outstanding and options per company filings for Wall Street research and per Pioneer Management for Pioneer Base Case. Options accounted for using the treasury stock method.
(2)
(3)
Pioneer:
$9.98
Pioneer receives an
unsolicited indication of
interest from Court
Square
February 19, 2014
Pioneer Daily Trading
Volume (Thousands)
Pioneer Stock Price
Management conducts
executive presentations for
Court Square, Party A and
Party B
April 14&17, 2014
Pioneer Public Market Overview 2014 Stock Price Performance
Pioneer
Wall Street
Research
Pioneer
Base Case
Market Stock Price (4/25/14) $9.98 $9.98
52-Week High (5/3/13) 15.95 15.95
% of 52-Week High 62.6% 62.6%
Diluted Shares (mm)
(1)
32.503 32.534
Equity Value $324 $325
Plus: Total Debt 221 238
Less: Cash & Cash Equivalents (2) (4)
Enterprise Value
(2)
$542 $558
Net Debt/CY 2014E EBITDA
2.8x 3.1x
Trading Multiples
CYE December 31,
Wall Street Research
(3)
2014E EBITDA
7.0x
2015E EBITDA
NA
2014E EPS
18.2
2015E EPS
NA
Pioneer Forecast
2014E EBITDA
7.4x
2015E EBITDA
6.3
2014E EPS
20.4
2015E EPS
13.5
89
0.49
0.74
$77
NA
0.55
NA
$75
Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt - Cash and Marketable Securities.
Estimates obtained from Wall Street research and calendarized when necessary.

April 9 Forecast March 24 Forecast
Comparison of March 24 and April 9 Pioneer Forecasts
Introduction
Fiscal Year Ending June 30,
2014E 2015E 2016E 2017E 2018E
Income Statement:
Non-storm-related Srvcs Rev. $762 $781 $849 $908 $954
% Growth (0.1%) 2.5% 8.6% 7.0% 12.4%
Storm-related Srvcs Rev. $60 $75 $75 $75 $75
% Growth (61.5%) 25.0% 0.0% 0.0% 0.0%
New Opportunities Rev. -- $32 $54 $54 $49
% Growth -- NM 67.2% 0.0% (8.4%)
Total Revenue $822 $888 $977 $1,036 $1,078
% Growth (10.5%) 8.1% 10.0% 6.1% 10.3%
Gross Profit $106 $124 $142 $153 $161
% Margin 12.9% 13.9% 14.5% 14.7% 15.0%
EBITDA $72 $83 $98 $104 $108
% Margin 8.7% 9.4% 10.1% 10.0% 10.0%
Memo: EBITDA (Excl. New Opps) $72 $81 $91 $96 $101
EPS $0.44 $0.64 $0.91 $1.03 $1.12
Cash Flow:
D&A $41 $41 $41 $40 $40
% of Revenue 5.0% 4.6% 4.2% 3.8% 3.7%
Capital Expenditures, Gross $31 $28 $54 $42 $45
% of Revenue 3.8% 3.2% 5.6% 4.1% 4.2%
____________________
Source: Pioneer Management.
(1)
Fiscal Year Ending June 30,
2014E
(1)
2015E 2016E 2017E 2018E
Income Statement:
Non-storm-related Srvcs Rev. $739 $764 $826 $882 $926
% Growth (3.1%) 3.3% 8.2% 6.7% 12.0%
Storm-related Srvcs Rev. $74 $75 $75 $75 $75
% Growth (52.7%) 1.8% 0.0% 0.0% 0.0%
New Opportunities Rev. -- $32 $54 $54 $49
% Growth -- NM 67.2% 0.0% (8.4%)
Total Revenue $813 $871 $955 $1,010 $1,050
% Growth (11.5%) 7.1% 9.7% 5.8% 10.0%
Gross Profit $103 $118 $136 $146 $154
% Margin 12.7% 13.6% 14.2% 14.4% 14.6%
EBITDA $69 $81 $97 $103 $109
% Margin 8.5% 9.3% 10.2% 10.2% 10.3%
Memo: EBITDA (Excl. New Opps) $69 $79 $91 $96 $102
EPS $0.38 $0.59 $0.88 $1.02 $1.14
Cash Flow:
D&A $41 $41 $41 $40 $40
% of Revenue 5.0% 4.7% 4.3% 3.9% 3.8%
Capital Expenditures, Gross $31 $29 $53 $41 $45
% of Revenue 3.9% 3.3% 5.6% 4.1% 4.3%
FY2014E estimates adjusted to reflect actual Q3 FY2014 results.

2014 Analyst Estimates by Quarter vs. Budget – EBITDA
Introduction
____________________
Source: Pioneer Base Case as of April 9, 2014 and Wall Street Research.
Note: Dollars amounts in U.S. millions.
(1) Not including Q3 actual.
(2) Including Q3 actual.
(1)
(2)
Q3 FY2014 Q4 FY2014 FY 2014
Wall Street Consensus $17.9 $19.9 $72.1
% of Full Year EBITDA 24.9% 27.6%
Actual Current Forecast
Management $17.1 $17.7 $69.1
% of Full Year EBITDA 24.7% 25.6%
Difference vs. Consensus ($0.8) ($2.1) ($3.0)
% Difference vs. Consensus (4.6%) (10.8%) (4.1%)
Wall Street Analysts
Avondale Partners $19.0 $20.0
BB&T Capital Markets 16.4 19.5
FBR 17.8 19.8
Janney Montgomery Scott -- --
Jefferies 20.0 20.0
KeyBanc 17.3 18.4
Stifel Nicolaus 17.1 21.5
Consensus $17.9 $19.9

Review of Preliminary Indication Received

Preliminary Indication of Interest Received
Summary of Proposal Received (April 29, 2014)
____________________
Source: Letter from Court Square dated April 29, 2014.
Per Share Value $12.75 per share in cash for all of the outstanding common shares of Pioneer
Key Considerations / Basis of
Valuation
Proposed transaction as a one-step reverse merger. Court Square indicated it would consider other structures
Offer price representing 32% premium to the closing price on April 29, 2014 and 21% premium to the 90 trading day volume-weighted average share price
Consideration funded with $450 million of debt and $195 million of equity
Financing Considerations Third party debt financing from JP Morgan (Commitment Letter and Term Sheets dated April 29, 2014)
Contemplates $270 million of Bank Facilities ($200 million term loan, $70 million revolver) and $250 million of senior notes or senior unsecured bridge loans
Expect a portion of equity financing to come from rollover of senior management equity interests
Proposed Timing Exclusivity period of 45 days
4 weeks to conduct confirmatory due diligence and negotiate merger agreement and commitment papers;
execution of merger agreement, commitment letters and other ancillary agreements in week 5
Diligence Needs Customary confirmatory due diligence  including accounting, financial, tax and IT; market study
Required Approvals Pioneer’s shareholder approval
Customary regulatory approvals
Any necessary third party consents
Final Court Square investment committee approval
Potential Advisors Dechert LLP (legal), E&Y (accounting, financial, tax and IT), Bain (market study)
Other 30 day “go-shop” provision with termination fee of 5% of equity value
“Matching” right on any superior proposal
Net debt of $190 million and normal level of working capital at closing

Equity Value per Share
Preliminary Summary Valuation
Preliminary Indication of Interest Received
____________________
Source: Public filings, Pioneer Base Case and Pioneer Sensitivity Case as of April 9, 2014, and FactSet as of April 25, 2014.
Note: All per share figures rounded to nearest $0.25, except 52-Week Low/High. Based on 31.921 million common shares outstanding, 2.887 million options at a strike price of $11.49 per share and 0.379 million RSUs, per Pioneer
Management and accounted for using the treasury stock method and as of March 31, 2014. Assumes $234 million in net debt as of March 31, 2014.
(1) Based on Pioneer Management “Base Case” forecast as prepared by Pioneer management (“Pioneer Base Case”), which as revised on April 9, 2014, includes $75 million of normalized storm revenue at a 30% gross margin for
2015-2018 and the following “New Opportunities” – Opportunity 6, Opportunity 3, Opportunity 4 and Opportunity 1, which collectively provides FY2015 revenue and EBITDA of $32mm and $2mm respectively.
(2) Based on Management “Sensitivity Case” forecast as prepared by Pioneer management (“Pioneer Sensitivity Case”), which in addition to the Pioneer Base Case as of April 9, 2014 includes two additional “New Opportunities”
of Opportunity 7 and Opportunity 2, which collectively provide incremental FY2015 revenue and EBITDA of $16mm and $2mm, respectively.
(3) Discounted by one period at cost of equity of 9.5%.
(4) FY2014E estimates adjusted to reflect actual Q3 FY2014 results and calendarized where appropriate.
(5) Assumes net debt of $192 million as of June 30, 2014.
Court Square
Offer: $12.75
Current Share
Price: $9.98
Pioneer Sensitivity Case
(2)
Pioneer Base Case
(1)
Reference Points
(4)(5) (4)
52-Week Present Value of
Selected Publicly
Selected
Low / High Analyst Traded Companies DCF Analysis Precedent LBO Analysis DCF Analysis LBO Analysis
Closing Price
Price Targets
(3)
CY'14E EBITDA CY'15E EBITDA (Base Case) Transactions (Base Case) (Sensitivity Case) (Sensitivity Case)
Low Price Targets Multiple Range Multiple Range Discount Rate Multiple Range Leverage Discount Rate Leverage
11/05/13 $10.00 - $13.00 7.0x - 8.0x 6.0x - 7.0x 8.0% - 10.0% 7.5x - 8.5x 5.0x LTM EBITDA 8.0% - 10.0% 5.0x LTM EBITDA
High Low CY'14E EBITDA CY'15E EBITDA Term. Growth Rate FY'14E EBITDA Target IRR Term. Growth Rate Target IRR
05/03/13 Jefferies $75 mm $89 mm 2.5% - 3.0% $69 mm 20.0% - 25.0% 2.5% - 3.0% 20.0% - 25.0%
52-Wk VWAP High Impl. Exit Multiple Exit Multiples Impl. Exit Multiple Exit Multiples
$11.72 6.1x - 9.0x 8.0x - 9.0x 6.2x - 9.3x 8.0x - 9.0x FBR & Janney
Montgomery Scott
$8.72
$9.25
$9.00
$9.25
$10.00 $10.00
$11.75 $11.75
$13.50
$15.95
$11.75
$11.25
$11.75
$17.50
$12.00
$14.50
$20.00
$16.75
0.00
5.00
10.00
15.00
20.00
$25.00

Implied Premiums and Multiples
Preliminary Indication of Interest Received
____________________
Source: Pioneer Management, public filings and FactSet as of April 25, 2014.
Note: Dollars in millions.  Pioneer fiscal year ends June 30 .
(1) As of March 31, 2014, per Pioneer Management.
(2) FY2014E estimates adjusted to reflect actual Q3 FY2014 results and calendarized where appropriate.
Offer Price Per Share $12.75
Premium to:
Statistic
Current (4/25/2014) $9.98 27.8%
30-Day VWAP 10.62 20.1%
90-Day VWAP 10.49 21.5%
52-Week High (5/3/2013) 15.95 (20.1%)
52-Week Low (11/5/2013) 8.72 46.2%
Diluted Shares Outstanding (mm) 32.8
Equity Value $418
Plus: Total Debt
(1)
238
Less: Cash & Cash Equivalents
(1)
(4)
Transaction Value $652
Pioneer Base Case Pioneer Sensitivity Case Wall Street Research
Statistic Implied Statistic Implied Statistic Implied
($mm) Multiple ($mm) Multiple ($mm) Multiple
EV / LTM EBITDA (FY'14E)
(2)
$69 9.4x $69 9.4x $72 9.0x
EV / CY2014E EBITDA
(2)
75 8.7 76 8.6 77 8.5
EV / CY2015E EBITDA 89 7.3 98 6.6 NA  NA
th

Preliminary Valuation Considerations

Summary of Financial Projections – Base Case
Preliminary Valuation Considerations
____________________
Source: Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions, except per share figures.
(1) FY2014E estimates adjusted to reflect actual Q3 FY2014 results.
Historical Pioneer Base Case
Fiscal Year Ending June 30,
'11-'13A '13A -'18E
2009A 2010A 2011A 2012A 2013A     2014E
(1)
2015E 2016E 2017E 2018E CAGR CAGR
Income Statement:
Non-storm-related Services Revenue $461 $457 $529 $615 $763 $739 $764 $826 $882 $926 20.0% 3.9%
% Growth -- (0.7%) 15.7% 16.1% 24.1% (3.1%) 3.3% 8.2% 6.7% 12.0%
Storm-related Services Revenue $153 $47 $65 $71 $156 $74 $75 $75 $75 $75 55.4% (13.6%)
% Growth -- (69.5%) 38.4% 9.3% 121.0% (52.7%) 1.8% 0.0% 0.0% 0.0%
New Opportunities Revenue -- -- -- -- -- -- $32 $54 $54 $49
NA  NA
% Growth -- -- -- -- -- -- NM 67.2% 0.0% (8.4%)
Total Revenue $613 $504 $594 $685 $919 $813 $871 $955 $1,010 $1,050 24.4% 2.7%
% Growth -- (17.8%) 17.8% 15.4% 34.1% (11.5%) 7.1% 9.7% 5.8% 10.0%
Gross Profit $110 $48 $68 $92 $147 $103 $118 $136 $146 $154 47.2% 0.9%
% Margin 18.0% 9.5% 11.4% 13.4% 16.0% 12.7% 13.6% 14.2% 14.4% 14.6%
EBITDA $96 $22 $48 $64 $110 $69 $81 $97 $103 $109
51.8% (0.2%)
% Margin 15.7% 4.3% 8.0% 9.4% 11.9% 8.5% 9.3% 10.2% 10.2% 10.3%
Memo: EBITDA (Excl. New Opportunities) $96 $22 $48 $64 $110 $69 $79 $91 $96 $102
51.8% (1.5%)
EPS $0.94 ($0.41) $0.04 $0.31 $1.03 $0.38 $0.59 $0.88 $1.02 $1.14
NM  2.2%
Cash Flow:
D&A $37 $36 $38 $38 $41 $41 $41 $41 $40 $40 4.4% (0.9%)
% of Revenue 6.0% 7.1% 6.4% 5.6% 4.5% 5.0% 4.7% 4.3% 3.9% 3.8%
Capital Expenditures, Gross $27 $18 $19 $34 $40 $31 $29 $53 $41 $45
45.4% 2.1%
% of Revenue 4.4% 3.5% 3.2% 4.9% 4.4% 3.9% 3.3% 5.6% 4.1% 4.3%
Business Acquisitions $25 $15 $0 $17 $70 -  -  -  -  -
% of Revenue 4.1% 3.0% 0.0% 2.5% 7.6% -  -  -  -  -

____________________
Source: Wall Street research.
Wall Street Research Perspectives
Preliminary Valuation Considerations
Broker Date Recommendation Price Target Price Target Methodology
FBR & Co. 2/13/2014 Buy $13.00 8x CY2014 EV / EBITDA
Janney Montgomery Scott 2/5/2014 Buy 13.00 10.4x FY2014 EV / EBITDA
BB&T 2/5/2014 Buy 12.00 8x CY2014 EV / EBITDA
Jefferies 4/23/2014 Hold 10.00 6.5x CY2015 EV / EBITDA
Avondale Partners 2/6/2014 Hold 11.00 7x FY2015 EV / EBITDA
Stifel Nicolaus 2/5/2014 Hold 11.50 --
KeyBanc 2/5/2014 Hold -- --
Mean $11.75

Bank of America Merrill Lynch

		MYR	Willbros	Aegion	Dycom	EMCOR	MasTec	Quanta Services

Selected Publicly Trading Companies
Preliminary Valuation Considerations
____________________
Source: Company filings and FactSet as of April 25, 2014.
Note: Dollar amounts in U.S. millions except per share amounts.
(1)      Enterprise Value = Market Value of Equity +Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities.
(2) Estimates obtained from Wall Street research and calendarized when necessary.
(3) Based on Wall Street research.
(4) Excluding Pioneer.
Pioneer
Mean
(4)
Median
(4)
(3)
Price as of 4/25/2014 $9.98 $24.12 $11.37 $23.91 $31.21 $45.28 $40.76 $35.20 --  --
Price as % of 52 Wk High 62.6% 88.4% 87.1% 93.9% 91.8% 94.3% 91.0% 94.1% -- --
Price as % of 52 Wk Low 114.4% 127.9% 185.5% 124.9% 173.5% 127.3% 154.0% 139.4% -- --
Market Value $324 $530 $583 $948 $1,104 $3,075 $3,212 $7,649 --  --
Enterprise Value
(1)
$542 $454 $817 $1,196 $1,513 $3,003 $4,010 $7,169 --  --
Moody's Credit Rating NA  NA  B3  NA  Ba2  Ba1  Ba2  WR  --  --
EV / CY 2014E EBITDA
(2)
7.0x 5.4x 6.6x 8.1x 7.5x 8.1x 7.7x 9.1x 7.5x 7.7x
EV / CY 2015E EBITDA
(2) NA  5.0x 5.8x 7.3x NA  7.2x 6.8x 7.6x 6.6x 7.0x
Price / CY 2014E Earnings
(2)
18.2x 15.7x 14.2x 15.0x 21.7x 17.6x 17.8x 19.4x 17.4x 17.6x
Price / CY 2015E Earnings
(2)
NA  14.3x 10.3x 12.6x NA  15.0x 14.7x 16.5x 13.9x 14.5x
LT EPS Growth Rate -- 8.1% -- 15.0% 14.5% 13.1% 16.2% 12.5% 13.2% 13.8%
Net Debt / CY 2014E EBITDA 2.8x (0.9x) 1.9x 1.6x 2.0x (0.2x) 1.5x (0.6x) 0.7x 1.5x
Net Debt / CY 2015E EBITDA NA  (0.9x) 1.7x 1.4x NA  (0.2x) 1.3x (0.5x) 0.5x 0.6x

____________________
Source: Publicly available information.
Note: Dollar amounts in U.S. millions.
Selected Precedent Transactions in Services
Preliminary Valuation Considerations
EV/EBITDA
Announced Close Date Target Acquiror Transaction Value LTM NTM
Sep-13 Oct-13 Utilities Services Associates First Reserve – – –
Dec-12 Dec-12 Power Holdings Kelso & Co. – – –
Jul-12 Feb-13 The Shaw Group Chicago Bridge & Iron $1,900 7.0x –
Jun-12 Jul-12 UC Synergetic, Inc. Pike Electric 70 7.0 7.5x
Feb-12 May-12 Flint URS 1,462 10.6 –
Aug-11 Aug-11 Pine Valley Power Pike Electric 25 – –
May-11 Jun-11 MacTec AMEC 280 – –
May-11 Jun-11 USM Services Holdings EMCOR Group 255 7.0 –
Apr-11 Jun-11 Peak Energy Clean Harbors 207 5.9 –
Jan-11 Jan-11 Fisk Electric Tutor Perini 105 – –
Oct-10 Oct-10 Valard Construction Ltd. Quanta Services 219 5.5 –
Jun-10 Jun-10 Klondyke Construction LLC Pike Electric 17 – –
Jun-10 Sep-10 Scott Wilson Group URS 319 5.5 –
Mar-10 Jul-10 InfrastruX Group Willbros 604 9.3 7.4
Nov-09 Jun-10 AREVA T&D Alstom SA 4,967 5.7 –
Jun-08 Sep-08 Shaw Energy Pike Electric 24 – –
Mean 7.1x 7.5x
Median 6.5x 7.5x

____________________
Source: CapitalIQ and Company filings.      Note:  US Dollars in millions.
(1)
(2) Represents FY 2012 multiple.
(3) Financials based on FY 2011. EV / EBITDA multiple incl. pension liabilities (6.8x excl. pension liabilities).
(2)
(1)
(1)
(4) Pro forma for Flint Energy Services’ acquisition of Carson.
(5) Subsequent to the announcement, the merger agreement was amended in
Nov. 2007 to increase the stock component. To that end, the transaction value and
Selected Precedent Transactions in Engineering & Construction
Preliminary Valuation Considerations
Ann.
Transaction Value
Revenue TV / LTM
Date Acquirer Target Target Description ($ in mm) ($ in mm) Revenue EBITDA
3/12/14 WSP Global Inc. KRG Capital Partners $366 $280 1.31x 8.3x
1/13/14 Amec Plc Foster Wheeler AG 2,950 3,315 0.89 10.1
12/11/13 Murray & Roberts Holdings Ltd. Clough 435 625 0.70 4.3
9/8/13 Jacobs Engineering Sinclair Knight Merz 1100 919 0.90 7.5
7/29/13 Integrated Mission Solutions Michael Baker Corporation 318 576 0.55 8.8
1/7/13 Energy Capital Partners EnergySolutions 1,120 1,796 0.62 8.3
12/28/12 Granite Construction Kenny Construction 130 270 0.48 5.0
7/30/12
Chicago Bridge &
Iron
The Shaw Group 1,910 5,400 0.35 7.0
6/7/12 GENIVAR
WSP Group
(3) 637 1,100 0.58 7.8
2/20/12 URS
Flint Energy Services
(4)
1,500 1,992 0.75 8.5
9/26/11 CH2M Hill Halcrow 466 790 0.60 9.1
5/18/11 AMEC MACTEC 280 400 0.70 7.0
5/15/11 Charterhouse Capital Partners
Environmental Resources
Management
950 484 1.96 11.7
12/21/10 Jacobs Engineering Aker Solutions 675 1,696 0.40 7.2
12/13/10 Wood Group PSN 955 1,200 0.80 9.6
6/28/10 URS Scott Wilson 336 523 0.64 9.8
9/17/09 Balfour Beatty Parsons Brinckerhoff 626 2,340 0.27 6.0
2/11/08 AECOM Earth Tech 510 1,300 0.40 7.0
5/27/07 URS
Washington Group
(5)
2,403 3,407 0.71 15.9
5/15/07 CH2M Hill VECO 463 875 0.53 6.3
2/8/07 WorleyParsons Colt Engineering 875 619 1.41 9.7
10/6/04 Worley Group Parsons E&C Corporation 245 541 0.45 6.9
Mean 0.73x 8.3x
Median 0.63 8.0
Mean (Ex URS/Washington) 0.73x 7.9x
Median (Ex URS/Washington) 0.62 7.8
JEC 9/8/13 press release indicated approximately US$1.2bln purchase price for Sinclair Knight Merz (SKM), reflecting enterprise val. of US$1.1bln.  Assumes exch. rate of USD/AUD 0.92 as of 9/8/13 ann. date.
LTM TV/EBITDA multiple were $3.0bn and 16.7x, respectively.
Provides engineering services to the energy and infrastructure end markets in Western Canada
Provides engineering and construction, as well as power generating equipment  business worldwide. The comapny designs, engineers, and constructs onshore and offshore upstream oil and gas processing facilities; as well as related infrastructure
Provides engineering and construction contracting, and procurement and construction services primarily to the oil and gas, and minerals sectors in Austrailia, Papua New Guinea, and South East Asia
Provides engineering services for public and private sector clients including services for surface transportation, aviation, rail & transit, defense, environmental, architecture, geospatial information technology, homeland security, oil & gas, telecom & utilities, water and urban development markets
Provides safe recycling, processing & disposal of nuclear material to the U.S. Department of Energy, commercial utilities, medical & research facilities. Operates and provides nuclear decommissioning services for 22 nuclear power plants in the U.K.
Provides general contracting and construction management services in the United States, Canada, and Europe.
Provides technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services primarily for the power and infrastructure markets

Multi-disciplinary  professional  services  consultancy  specializing  in  building, transport & infrastructure,  management & industrial  and energy & environment, providing  a full  range of  services  from planning  to design, delivery and  asset  management
Provides a range of integrated products and services for the oil and gas industry including: production services; infrastructure construction; oilfield transportation; and maintenance services
Provides engineering, planning, design and management services for infrastructure development worldwide
Provides environmental planning, assessment & remediation, infrastructure engineering, water resources & constr. support services
Provides environmental, health, safety, risk and social consulting services globally
Provides engineering and construction services, technology products and integrated solutions to the onshore oil & gas, refining &
chemicals, mining & metals and energy & environmental industries
Provides engineering, operations, and maintenance services to the owners of energy assets globally
Provides engineering, construction, and technical services for railways, buildings and infrastructure, environment and natural resources, and roads sectors
Provides  consulting,  planning,  design & engineering,  programme,  project & constr.  management,  and  operations  and maintenance  for  infrastructure  sector
Provides consulting, engineering, and design, build and operate services to water/wastewater, environmental, transportation, and facilities clients globally
Provides  integrated engineering, construction, and  management  solutions to the power, environmental management, defense, oil and gas processing, mining,  industrial  facilities,  transportation,  and water  resources  sectors
Provides engineering, procurement, and construction management services for the hydrocarbon industry
Provides E&C and procurement and project management services services to the oil & gas, refining, chemical & petrochemical,
& power industries worldwide
Provides program management, construction, engineering, procurement, operations, and maintenance services to oil and gas, mining, and power clients
Provides  engineering,  strategic  consulting,  and  project  delivery services  and serves  defense, energy,  environment,  industry, mining and
metals,  power,social  infrastructure,  transport, and water   market  sectors   worldwide

____________________
Source: Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year based on maintenance capital expenditures as provided by Pioneer Management and assumes D&A equal to capex.
(2) Includes present value of 2019 deferred compensation payment of $4.5 million.
Pioneer Base Case – Perpetuity Growth Rate Method
Preliminary Discounted Cash Flow Analysis
Preliminary Valuation Considerations
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
   Year (1)
Revenue $871 $955 $1,010 $1,050 $1,050
% Growth 17.7% 9.7% 5.8% 3.9%
EBITDA $81 $97 $103 $109 $109
% Margin 9.3% 10.2% 10.2% 10.3% 10.3%
Less: Depreciation & Amortization (41) (41) (40) (40) (25)
EBIT $39 $56 $63 $69 $84
% Margin 4.5% 5.8% 6.3% 6.6% 8.0%
Less: Income Taxes (16) (22) (25) (28) (33)
Tax-effected EBIT $24 $33 $38 $41 $50
Plus: Depreciation & Amortization 41 41 40 40 25
Less: Capex, Net (29) (53) (41) (45) (25)
Less: Change in Working Capital (6) (9) (8) (4) (4)
Unlevered FCF $30 $13 $28 $32 $46
% Growth - (57.6%) 126.4% 12.1%
Discounted
PV of Terminal Value
(2)
at a
Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% $87 $650 $682 $718 $737 $770 $806
9.0% 86 532 554 579 618 640 665
10.0% 84 446 463 480 530 547 565
Equity Value per Share at a Implied EBITDA Multiple at a
Discount Net Perpetual Growth Rate of Perpetual Growth Rate of
Rate Debt 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% ($192) $15.53 $16.46 $17.49 8.2x 8.6x 9.0x
9.0% (192) 12.57 13.24 13.96 7.0 7.2 7.6
10.0% (192) 10.00 10.49 11.01 6.1 6.3 6.5

____________________
Source: Pioneer Sensitivity Case as of April 9, 2014.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year based on maintenance capital expenditures as provided by Pioneer Management and assumes D&A equal to capex. Excludes Opportunity 7 project revenue and EBITDA.
(2) Includes present value of 2019 deferred compensation payment of $4.5 million and the release of $13 million of working capital of Opportunity 7.
Pioneer Sensitivity Case – Perpetuity Growth Rate Method
Preliminary Discounted Cash Flow Analysis
Preliminary Valuation Considerations
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
   Year
(1)
Revenue $887 $1,101 $1,166 $1,202 $1,081
% Growth 19.9% 24.2% 6.0% 3.0%
EBITDA $83 $113 $122 $126 $116
% Margin 9.3% 10.3% 10.5% 10.5% 10.8%
Less: Depreciation & Amortization (41) (42) (40) (40) (25)
EBIT $41 $72 $82 $86 $91
% Margin 4.6% 6.5% 7.0% 7.2% 8.4%
Less: Income Taxes (16) (29) (33) (34) (36)
Tax-effected EBIT $25 $43 $49 $52 55
Plus: Depreciation & Amortization 41 42 40 40 25
Less: Capex, Net (30) (53) (41) (45) (25)
Less: Change in Working Capital (8) (23) (9) (4) (4)
Unlevered FCF $28 $9 $39 $43 $50
% Growth - (69.5%) 348.6% 10.7%
Discounted
PV of Terminal Value
(2)
at a
Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% $99 $723 $759 $799 $822 $858 $898
9.0% 97 593 618 645 690 715 743
10.0% 95 499 517 536 594 612 632
Equity Value per Share at a Implied EBITDA Multiple at a
Discount Net Perpetual Growth Rate of Perpetual Growth Rate of
Rate Debt 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% ($192) $17.96 $18.98 $20.10 8.4x 8.8x 9.3x
9.0% (192) 14.71 14.92 15.69 7.1 7.4 7.8
10.0% (192) 11.87 12.41 12.99 6.2 6.4 6.7

Preliminary Valuation Considerations
Illustrative LBO Analysis – Pioneer Base Case
PF Capitalization ($14.50 Offer Price) Sources and Uses ($14.50 Offer Price)
____________________
Source: Pioneer Base Case as of April 9, 2014 and FactSet as of April 25, 2014.
Note: Dollars in millions. Assumes illustrative June 30, 2014 transaction close. Based on 31.921 million common shares outstanding, 2.887 million options at a strike price of $11.49 per share and 0.379 million RSUs, per Pioneer
Management, accounted for using the treasury stock method and as of March 31, 2014. Assumes Pioneer maintains minimum cash balance of $2.8 million, consistent with current cash balance. Assumes $7.5 million of transaction fees, $11 million of financing fees.
IRR Sensitivity to Transaction Metrics
Assumes elimination of public company
costs of ~$4 to $5 million per annum
during sponsor ownership
Offer Price Per Share
##### $11.00 $12.00 $13.00 $14.00 $15.00
7.5x
26.2% 21.4% 17.3% 13.8% 10.8%
8.0x 29.4% 24.5% 20.3% 16.7% 13.6%
8.5x 32.4% 27.4% 23.0% 19.4% 16.2%
9.0x
35.2% 30.1% 25.6% 21.9% 18.6%
9.5x 37.8% 32.6% 28.1% 24.2% 20.9%
Implied LTM 2014 Multiple 8.4x 8.0x 8.4x 8.9x 9.4x
Exit
Multiple
Sources $ %
First Lien (L+350bps) $255 37%
Second Lien (8.50%) 110 16%
Equity Contribution 325 47%
Total Sources $690 100%
Uses $ %
Equity Purchase $477 69%
Refi. Pioneer Debt (Revolver) 195 28%
Fees & Expenses 18 3%
Total Uses $690 100%
As of June 30, 2014
Status Quo Adj. Pro Forma
Cash $3 -- $3
Existing Pioneer Debt (Revolver) $195 ($195) --
New First Lien (L+350bps) -- 255 255
New Second Lien (8.50%) -- 110 110
Total Debt $195 $365
Net Debt 192 362
Equity $259 $318
Total Capitalization $453 $683
2014E Adj. EBITDA (LTM 6/30) $69 $4 $73
Credit Statistics:
Total Debt / Adj. EBITDA 2.8x 5.0x
Net Debt / Adj. EBITDA 2.8 5.0

Illustrative LBO Analysis –
Pioneer Base Case (Cont’d)
Illustrative $14.50 Offer Price Per Share
____________________
Source: Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions.
(1) FY2014E estimates adjusted to reflect actual Q3 FY2014 results.
(2) Adjusted EBITDA includes elimination of public company costs of $3.9 - $4.7 million.
Preliminary Valuation Considerations
($ in millions)
Fiscal Year Ending June 30,
PF 2014E
(1) 2015E 2016E 2017E 2018E
Income Statement:
Revenue $813 $871 $955 $1,010 $1,050
% Growth (11.5%) 7.1% 9.7% 5.8% 3.9%
Adj. EBITDA
(2)
$73 $85 $101 $108 $113
% Margin 9.0% 9.7% 10.6% 10.7% 10.8%
EBITDA $69 $81 $97 $103 $109
Net Interest Expense -  $20 $21 $23 $23
Capital Expenditures, Net -  29 53 41 45
Balance Sheet:
Cash $3 $3 $3 $3 $3
Total Debt $365 $345 $342 $323 $302
Cumulative Debt Paydown -  5.5% 6.3% 11.4% 17.3%
Credit Statistics:
Total Debt / Adj. EBITDA 5.0x 4.1x 3.4x 3.0x 2.7x
Net Debt / Adj. EBITDA 5.0x 4.0x 3.4x 3.0x 2.6x
Adj. EBITDA / Net Interest Expense -  4.2x 4.8x 4.7x 4.9x
(Adj. EBITDA - CapEx) / Net Interest Expense -  2.7x 2.3x 2.9x 3.0x

Next Steps

Next Steps
Special Committee considers the Court Square preliminary indication of interest
Weighs preliminary indication versus perceived risks and opportunities inherent in standalone plan
If Special Committee elects to solicit a firm offer from Court Square, Special Committee, BofA Merrill Lynch and legal advisors to discuss:
Potential to solicit an increased per share value from Court Square
Whether to grant Court Square a period of exclusivity or not and potential duration
Terms of “go-shop” and participants
Process timetable, ground rules and responsibilities

Appendix

Valuation Supporting Details

Review of 2014E Projections
Pioneer Base Case vs. Wall Street Projections
Valuation Supporting Details
____________________
Source: Pioneer Base Case  as of April 9, 2014 and Wall Street Research.
Note: Dollars in millions.
(1) Including Q3 actual.
(2) Not including Q3 actual.
(2) (1)
(US$ in millions)
Actual Q3 Previous Estimates Q4E 2014E
Q1 Q2 Q3 Management w/ Actual Street w / Actual Management Street Management Street
Core Services Revenue $190.2 $189.1 $175.5 $174.0 $1.5 $181.7 ($6.2) $187.5 $198.2 ($10.7) $742.3 $759.2 ($16.9)
Y/Y Change (3.8%) (3.9%) (0.4%) (1.3%) -- -- -- (2.5%) -- -- (2.7%) -- --
% of FY2014 25.7% 25.5% 23.6% 23.5% -- 23.9% -- 25.3% 26.1% -- -- -- --
Quarter Contribution in '13 25.9% 25.4% 23.3% 23.3% -- -- -- 25.5% -- -- -- -- --
Storm Revenue 3.1 21.8 32.1 32.1 (0.0) 18.3 13.8 13.8 11.1 2.7 70.7 54.2 16.5
Total Revenue $193.3 $210.9 $207.6 $206.1 $200.0 $201.3 $209.3 ($8.0) $813.0 $813.4 ($0.4)
Gross Profit $19.9 $30.9 $26.2 $27.1 ($0.9) $26.5 ($0.3) $26.1 $28.1 ($2.0) $103.2 $105.4 ($2.2)
% of Revenue 10.3% 14.7% 12.6% 13.1% -- 13.3% -- 13.0% 13.4% -- 12.7% 13.0% --
SG&A $17.4 $19.8 $19.2 $18.8 $0.5 $18.5 $0.7 $19.4 $19.0 $0.4 $75.9 $74.8 $1.1
% of Revenue 9.0% 9.4% 9.3% 9.1% -- 9.2% -- 9.6% 9.1% -- 9.3% 9.2% --
Operating Income $2.8 $11.2 $7.0 $8.3 ($1.3) $7.8 ($0.8) $6.7 $9.0 ($2.3) $27.7 $30.8 ($3.1)
% of Revenue 1.5% 5.3% 3.4% 4.0% -- 3.9% -- 3.3% 4.3% -- 3.4% 3.8% --
% of FY2014 10.1% 40.4% 25.3% 28.7% -- 25.3% -- 24.2% 29.3% -- -- -- --
Quarter Contribution in '13 25.8% 57.9% 9.5% 9.5% -- -- -- 6.8% -- -- -- -- --
EBITDA $12.8 $21.5 $17.1 $18.0 ($0.9) $17.9 ($0.8) $17.7 $19.9 ($2.1) $69.1 $72.1 ($3.0)
Y/Y Change (54.3%) (57.4%) 4.3% 9.8% -- -- -- 19.7% -- -- (37.0%) -- --
% of FY2014 18.5% 31.1% 24.7% 25.7% -- 24.9% -- 25.6% 27.6% -- -- -- --
Quarter Contribution in '13 25.5% 46.0% 14.9% 14.9% -- -- -- 13.5% -- -- -- -- --
Net Income $1.0 $5.7 $2.8 3.7 ($0.9) $3.6 ($0.8) $2.7 $4.4 ($1.6) $12.2 $14.6 ($2.4)
Y/Y Change (89.7%) (76.0%) 4.8% -- -- -- -- 355.9% -- -- (66.1%) -- --
% of FY2014 7.9% 46.5% 23.2% -- -- 24.8% -- 22.5% 30.0% -- -- -- --
Quarter Contribution in '13 25.6% 65.2% 7.4% 7.4% -- -- -- 1.7% -- -- -- -- --

Revenue Growth Breakdown
Revenue Breakdown
Review of Base Case Projections – Revenue
Valuation Supporting Details
____________________
Source: Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions.
Fiscal Year Ending June 30,
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution
$265.0 $248.6 $258.0 $300.2 $270.8 $302.6 $301.5 $319.5 $335.5 $352.3
Underground Distribution
87.5 63.6 62.9 64.5 69.0 67.0 66.3 72.9 78.7 82.7
Transmission
52.9 68.8 73.5 70.7 91.8 90.0 99.3 109.3 118.0 123.9
Substation
16.4 23.7 29.7 31.4 34.6 32.4 34.0 35.7 37.5 39.4
Truck Fabrication
0.5 - 0.5 3.4 10.8 9.1 - - - -
Storm
152.8 46.6 64.5 70.5 155.9 70.7 75.0 75.0 75.0 75.0
T&D Revenue
$575.1 $451.3 $489.1 $540.7 $632.9 $571.8 $576.1 $612.4 $644.7 $673.2
Engineering and Siting
$38.4 $52.7 $75.6 $69.2 $155.8 $150.1 $161.9 $178.1 $192.3 $202.0
Klondyke (Union Construction)
-- -- 28.1 46.3 99.5 50.8 55.1 60.6 65.4 68.7
Pine Valley (Union Construction)
-- -- -- 18.9 24.2 40.4 45.5 50.0 54.0 56.7
International
-- -- 1.1 10.1 6.3 (0.1) -- -- -- --
New Opportunities
-- -- -- -- -- -- 32.0 53.5 53.5 49.0
Revenue
$613.5 $504.1 $593.9 $685.2 $918.7 $813.0 $870.5 $954.6 $1,010.0 $1,049.6
Fiscal Year Ending June 30,
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution
-- (6.2%) 3.8% 16.4% (9.8%) 11.7% (0.4%) 6.0% 5.0% 5.0%
Underground Distribution
-- (27.3%) (1.1%) 2.6% 6.9% (2.8%) (1.2%) 10.0% 8.0% 5.0%
Transmission
-- 30.1% 6.8% (3.7%) 29.7% (2.0%) 10.4% 10.0% 8.0% 5.0%
Substation
-- 44.7% 25.5% 5.6% 10.5% (6.5%) 5.1% 5.0% 5.0% 5.0%
Truck Fabrication
-- (100.0%) NM 608.6% 218.8% (15.3%) (100.0%) -- -- --
Storm
-- (69.5%) 38.4% 9.3% 121.0% (54.6%) 6.0% -- -- --
T&D Revenue
-- (21.5%) 8.4% 10.6% 17.0% (9.6%) 0.7% 6.3% 5.3% 4.4%
Engineering and Siting
-- 37.5% 43.4% (8.6%) 125.3% (3.6%) 7.8% 10.0% 8.0% 5.0%
Klondyke (Union Construction)
-- -- -- 65.2% 114.7% (49.0%) 8.5% 10.0% 8.0% 5.0%
Pine Valley (Union Construction)
-- -- -- -- 28.5% 66.8% 12.5% 10.0% 8.0% 5.0%
International
-- -- -- 811.2% (37.7%) NM NM -- -- --
New Opportunities
-- -- -- -- -- -- -- 67.2% -- (8.4%)
Revenue
-- (17.8%) 17.8% 15.4% 34.1% (11.5%) 7.1% 9.7% 5.8% 3.9%

Summary of Financial Projections – Sensitivity Case
Valuation Supporting Details
____________________
Source: Pioneer Sensitivity Case as of April 9, 2014.
Note: Dollars in millions.
(1) FY2014E estimates adjusted to reflect actual Q3 FY2014 results.
Historical Pioneer Sensitivity Case
Fiscal Year Ending June 30,
'11-'13A '13A -'18E
2009A 2010A 2011A 2012A 2013A     2014E
(1)
2015E 2016E 2017E 2018E CAGR CAGR
Income Statement:
Non-storm-related Services Revenue $461 $457 $529 $615 $763 $739 $764 $826 $882 $926 20.0% 3.9%
% Growth -- (0.7%) 15.7% 16.1% 24.1% (3.1%) 3.3% 8.2% 6.7% 12.0%
Storm-related Services Revenue $153 $47 $65 $71 $156 $74 $75 $75 $75 $75 55.4% (13.6%)
% Growth -- (69.5%) 38.4% 9.3% 121.0% (52.7%) 1.8% 0.0% 0.0% 0.0%
New Opportunities Revenue -- -- -- -- -- -- $48 $200 $210 $201 NA  NA
% Growth -- -- -- -- -- -- NM NM 5.1% 0.7%
Total Revenue $613 $504 $594 $685 $919 $813 $887 $1,101 $1,166 $1,202
24.4% 5.5%
% Growth -- (17.8%) 17.8% 15.4% 34.1% (11.5%) 9.0% 24.2% 6.0% 9.2%
Gross Profit $110 $48 $68 $92 $147 $103 $121 $158 $171 $178 47.2% 3.9%
% Margin 18.0% 9.5% 11.4% 13.4% 16.0% 12.7% 13.7% 14.3% 14.7% 14.8%
EBITDA $96 $22 $48 $64 $110 $69 $83 $113 $122 $126 51.8% 2.8%
% Margin 15.7% 4.3% 8.0% 9.4% 11.9% 8.5% 9.3% 10.3% 10.5% 10.5%
Memo: EBITDA (Excl. New Opportunities) $96 $22 $48 $64 $110 $69 $79 $91 $96 $102 51.8% (1.5%)
EPS $0.94 ($0.41) $0.04 $0.31 $1.03 $0.38 $0.63 $1.18 $1.37 $1.47
NM  7.4%
Cash Flow:
D&A $37 $36 $38 $38 $41 $41 $41 $42 $40 $40 4.4% (0.8%)
% of Revenue 6.0% 7.1% 6.4% 5.6% 4.5% 5.0% 4.7% 3.8% 3.4% 3.3%
Capital Expenditures, Gross $27 $18 $19 $34 $40 $31 $30 $53 $41 $45
45.4% 2.1%
% of Revenue 4.4% 3.5% 3.2% 4.9% 4.4% 3.9% 3.4% 4.8% 3.6% 3.7%
Business Acquisitions $25 $15 $0 $17 $70 -  -  -  -  -
% of Revenue 4.1% 3.0% 0.0% 2.5% 7.6% -  -  -  -  -

Historical EV / NTM EBITDA
Valuation Supporting Details
Pioneer:
6.7x
Peers (1) mean:
7.0x
____________________
Source: FactSet as of April 25, 2014.
(1)     Peers including AEGN - Aegion, DY – Dycom, EME – Emcor, MTZ –MasTec, MYRG – MYR Group, PWR – Quanta Services and WG – Willbros Group.
Average
Current 1-Year 2-Year 3-Year 5-Year
Pioneer 6.7x 6.8x 6.3x 6.2x 6.5x
Peers
(1)
7.0x 6.6x 6.2x 6.0x 6.0x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
Apr-09 Apr-10 Apr-11 Apr-12 Apr-13 Apr-14

WACC Sensitivity
Barra Betas of Selected Companies Calculating WACC
Weighted Average Cost of Capital Analysis
Valuation Supporting Details
____________________
Note: Dollars in millions.
Source: Public company filings, Barra, and Ibbotson 2014.
(1) For each selected company, represents Beta as sourced from Barra.
(2) Unlevered Beta = Levered Beta/(1 + ((1 - Tax Rate) * Net Debt/Equity)).  Unlevered Beta = Levered Beta for company’s with a net cash position.
(3) Twenty Year U.S. Government Bond Yield as of April 25, 2014.
(4) Represents levering of the Unlevered Beta with Levered Beta = (Unlevered Beta)*(1+(1-Tax Rate)*(Net Debt/Equity)).  Levered Beta = Unlevered Beta at a hypothetical capital structure with no debt.
(5) After-tax cost of debt at 40% tax rate.
(6) Represents range of cost of debt for an illustrative WACC range.
Beta Equity Net Net Debt /
Selected Companies Levered
(1)
Unlevered
(2)
Mkt. Cap Debt/(Cash) Net Cap
Quanta Services 1.29 1.29 $7,649 ($479) (6.7%)
Emcor 1.28 1.28 3,075 (72) (2.4%)
MasTec 1.37 1.18 3,212 799 19.9%
Dycom 1.35 1.08 1,104 409 27.1%
Aegion 1.32 1.13 948 248 20.8%
MYR Group 1.24 1.24 530 (76) (16.8%)
Willbros Group 1.79 1.42 583 234 28.6%
Average 1.38 1.23 $2,443 $152 10.1%
Pioneer 1.41 0.98 324 218 40.2%
Net Debt / Net Debt/ Net Debt/ Est. Cost Geometric Mean ERP Arithmetic Mean ERP
EBITDA Eq. Val. Net Cap.
   of Debt
(6)
0.85      0.98      1.12      1.25      0.85      0.98      1.12      1.25
0.0x 0.0% 0.0% 5.00%
7.37%    8.03%    8.69%    9.36%    9.10%    10.03%    10.97%    11.91%
1.0 21.3% 12.7% 5.50% 7.31%    7.97%    8.62%    9.27%    9.01%    9.94%    10.86%    11.79%
2.0 43.0% 25.7% 6.00% 7.20%    7.82%    8.44%    9.06%    8.81%    9.69%    10.57%    11.44%
3.0 64.7% 38.7% 6.50% 7.02%    7.58%    8.15%    8.71%    8.49%    9.29%    10.09%    10.88%
ERP Average
Cost of Equity Geometric Arithmetic
Risk Free Rate
(3)
3.20% 3.20%
Unlevered Beta
(2)
0.98 0.98
Levered Beta
(4)
1.11 1.11
Historical Risk Premium
4.92% 6.96%
Cost of Equity 8.65% 10.91%
Pre-tax Cost of Debt 5.50% 5.50%
After-Tax Cost of Debt
(5)
3.30% 3.30%
Target Net Debt/Total Net Cap. 12.7% 12.7%
WACC 7.97% 9.94%

Valuation Supporting Details
Illustrative LBO Analysis – Pioneer Sensitivity Case
PF Capitalization ($16.75 Offer Price) Sources and Uses ($16.75 Offer Price)
____________________
Source: Pioneer Sensitivity Case as of April 9, 2014 and FactSet as of April 25, 2014.
Note: Dollars in millions. Assumes illustrative June 30, 2014 transaction close. Based on 31.921 million common shares outstanding, 2.887 million options at a strike price of $11.49 per share and 0.379 million RSUs, accounted for using the treasury stock method and as of March 31, 2014. Assumes Pioneer maintains minimum cash balance of $4.0 million, consistent with current cash balance. Assumes $5 million of transaction fees, $11 million of financing fees and $2.4 million after-tax cost to achieve synergies.
IRR Sensitivity to Transaction Metrics
Assumes elimination of public company
costs of ~$4 to $5 million per annum
during sponsor ownership
Offer Price Per Share
#####
$13.00 $14.00 $15.00 $16.00 $17.00
7.5x 24.8% 21.1% 17.8% 15.0% 12.5%
8.0x
27.7% 23.9% 20.6% 17.6% 15.1%
8.5x 30.4% 26.5% 23.1% 20.1% 17.5%
9.0x 32.9% 28.9% 28.9% 22.5% 19.8%
9.5x
19.8% 31.3% 27.7% 24.7% 21.9%
Implied LTM 2014 Multiple 8.4x 8.9x 9.4x 9.9x 10.4x
Exit
Multiple
As of June 30, 2014
Status Quo Adj. Pro Forma
Cash $3 -- $3
Existing Pioneer Debt (Revolver) $195 ($195) --
New First Lien (L+350bps) -- 255 255
New Second Lien (8.50%) -- 110 110
Total Debt $195 $365
Net Debt 192 362
Equity $259 $406
Total Capitalization $453 $771
2014E Adj. EBITDA (LTM 6/30) $69 $4 $73
Credit Statistics:
Total Debt / Adj. EBITDA 2.8x 5.0x
Net Debt / Adj. EBITDA 2.8 5.0
Sources $ %
First Lien (L+350bps) $255 33%
Second Lien (8.50%) 110 14%
Equity Contribution 413 53%
Total Sources $778 100%
Uses $ %
Equity Purchase $565 73%
Refi. Pioneer Debt (Revolver) 195 25%
Fees & Expenses 18 2%
Total Uses $778 100%

____________________
Source: Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year assumes capital expenditures equal to zero
Preliminary Discounted Cash Flow Analysis for New Opportunities
Valuation Supporting Details
Opportunity 2
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
   Year
(1)
Revenue $11.7 $21.1 $31.3 $31.3 $31.3
% Growth NA 80.0% 48.1% 0.0%
EBITDA $2.2 $5.7 $8.2 $7.6 $7.6
% Margin 18.7% 26.9% 26.2% 24.4% 24.4%
Less: Income Taxes (0.9) (2.3) (3.3) (3.1) (3.0)
Tax-effected EBIT $1.4 $3.5 $5.0 $4.6 $4.5
Plus: Depreciation & Amortization 0.1 0.1 0.1 0.1 0.1
Less: Capex, Net (1.0) -- -- -- (0.1)
Less: Change in Working Capital (1.3) (2.0) (0.2) 0.1 --
Unlevered FCF ($0.8) $1.6 $4.9 $4.8 $4.5
Discounted PV of Terminal Value at a Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% $8 $64 $68 $71 $73 $76 $79
9.0% 8 + 53 55 57 = 61 63 65
10.0% 8 44 46 48 52 54 56

____________________
Source: Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Includes present value of 2019 release of $13 million of working capital.
Opportunity 7
Valuation Supporting Details
Preliminary Discounted Cash Flow Analysis for New Opportunities
Fiscal Year Ending June 30,
2015E 2016E 2017E 2018E
Revenue $4.3 $125.0 $125.0 $120.8
% Growth NA 2807.0% 0.0% (3.4%)
EBITDA
($0.2) $10.8 $10.5 $9.6
% Margin NA 8.6% 8.4% 8.0%
Tax-effected EBIT ($0.1) $6.5 $6.3 $5.8
Plus: Depreciation & Amortization -- -- -- --
Less: Capex, Net -- -- -- --
Less: Change in Working Capital (0.5) (11.9) (0.9) 0.4
Unlevered FCF ($0.6) ($5.4) $5.4 $6.1
(1)
Discounted
Discount Cash Flows
Rate '15E - '18E
8.0% $13
9.0% 12
10.0% 12

Potential Strategic Buyer Affordability Analysis

Bank of America Merrill Lynch

	Quanta Services	MasTec	MYR Group	Willbros	ferrovial

____________________
Source: Company filings and FactSet as of April 25, 2014.
Note: Dollar amounts in U.S. millions except per share amounts.
(1)      Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities.
(2) Estimates obtained from Wall Street research and calendarized when necessary.
Potential Strategic Buyer Affordability Analysis
Summary Statistics of Other Potential Buyers
Price as of 4/25/2014 $35.20 $40.76 $24.12 $11.37 $21.88
Market Value $7,649 $3,212 $530 $583 $16,052
Enterprise Value
(1)
$7,169 $4,010 $454 $817 $24,604
Credit Rating WR / NR Ba2 / BB -- / -- B3 / B- Baa3 / BBB
EV / CY 2014E EBITDA
(2)
9.1x 7.7x 5.4x 6.6x NA
Price / CY 2014E Earnings
(2)
19.4x 17.8x 15.7x 14.2x NA
Cash on Hand $489 $23 $76 $43 $4,356
Available Credit Facilities $1,080 $750 $250 $150 NA

Bank of America Merrill Lynch

	QUANTA SERVICES	MasTec

Potential Strategic Buyer Affordability Analysis
Estimated Willingness to Pay of Other Potential Buyers
____________________
Source: Pioneer Base Case as of April 9, 2014 and FactSet as of April 25, 2014.
Note: Dollars in millions. Transaction Value based on 31.921 million common shares outstanding, 2.887 million options at a strike price of $11.49 per share and 0.379 million RSUs, per Pioneer Management and accounted for using the treasury stock method and as of March 31, 2014. Assumes Quanta Services transaction debt at 5% and MasTec at 5.75%. Assumes transaction close of June 30, 2014. Assumes 20% write-up of excess purchase price amortized over 20 years. Excludes synergies.
(1) Excludes transaction fees / working capital. Assumes $192 million of net debt.
Offer Considerations 100% Cash 75% Stock / 25% Cash
Offer Price Per Share $10.98 $12.48 $10.98 $12.48
Premium to Current 10.0% 25.0% 10.0% 25.0%
Transaction Value (1) $542 $592 $542 $592
Trans. Value / CY2014E EBITDA 7.2x 7.9x 7.2x 7.9x
CY2015E % Accretion / (Dilution) - $ $0.07 $0.06 $0.07 $0.03
CY2015E % Accretion / (Dilution) - % 3.3% 2.8% 2.5% 1.2%
Pre-tax Synergies (Cushion) to Breakeven - $ ($26) ($23) ($11) ($5)
CY2016E % Accretion / (Dilution) - $ $0.12 $0.11 NA  NA
CY2016E % Accretion / (Dilution) - % 5.3% 4.9%
NA  NA
Pre-tax Synergies (Cushion) to Breakeven - $ ($46) ($42) NA  NA
CY2014E EV / EBITDA 9.1x 7.7x
CY2014E P/E 19.4 17.8
2015E FFO / Debt NM 74.5%
2015E Debt / Total Capitalization 0.1% 44.6%
2015E Debt / EBITDA 0.0x 1.3x
Credit Rating -- / -- BB / Ba2
PF Debt / Total Capitalization 11.4% 12.4% 46.3% 45.9%
PF 2015E Debt / EBITDA 0.6x 0.7x 1.8x 1.8x
Pro Forma
EPS Impact
Transaction
Statistics
Acquiror Standalone
Statistics
Pro Forma Leverage
Statistics